Exhibit 99.1

Purple Appoints Craig Phillips as Chief Financial Officer

Experienced Chief Financial Officer Joins Purple’s Leadership Team

ALPINE, Utah, October 3, 2019 — Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), the creator of the renowned Purple® Mattress, today announced that Craig Phillips has been appointed as Chief Financial Officer, leading both the accounting and finance teams, effective October 1, 2019.

“Craig Phillips brings significant depth of experience and maturity into Purple,” said Joe Megibow, Purple’s Chief Executive Officer. “Having worked with Craig as our interim-CFO over the last two quarters, I am thrilled that he has decided to join us full-time. Craig has been a terrific partner and has proven himself as an exceptional leader and operator. We look forward to leveraging his leadership as we continue to rapidly scale and mature our company.”

Mr. Phillips has accumulated over two decades of experience with a number of organizations, including over 15 years in “Big 4” public accounting firms serving large public and privately held high-growth companies in a broad spectrum of industries. Over the course of his career, Mr. Phillips has assisted companies in the execution of public and private offerings of debt and equity securities, as well as numerous purchase and sale transactions. Mr. Phillips has served as Chief Financial Officer for several privately held companies at the regional and national level in the service, distribution, entertainment, and restaurant industries, and most recently served as the Managing Director at FTI Consulting. In that role, Mr. Phillips has been serving since March of 2019 as Purple’s Interim Chief Financial Officer and has developed a deep understanding of the business.

“Over the past six months I have seen Purple continue to take advantage of significant opportunities to expand its customer base and execute on plans to gain efficiencies in production capabilities. Joe has assembled an outstanding management team and I am excited to become a permanent part of that team,” said Mr. Phillips. “We see incredible opportunity to continue finding ways to expand growth profitably as well as take advantage of the unique innovation capabilities at the Company.”

Mr. Phillips earned a Bachelor of Business Administration in Accounting from the University of Georgia.

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About Purple

Purple is a comfort innovation company that designs and manufactures products to improve people’s lives. It designs and manufactures a range of comfort products, including mattresses, pillows, and cushions, using its patented Purple® Grid technology designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third-party online retailers. For more information on Purple, visit www.purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company's expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the "Risk Factors" section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2019 and August 13, 2019. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Savannah Hobbs

Director of Communications, Purple

savannah@purple.com

ICR Public Relations

Sara Davis

Account Supervisor

646-277-1826

PurplePR@icrinc.com